CTS Corporation 1st Quarter 2025 Earnings Call April 30, 2025

Cautionary Statement Regarding Forward-Looking Statements Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements , but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions, including, without limitation, the integration of SyQwest, LLC; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of the conflict between Russia and Ukraine may have on our business, results of operations and financial condition); the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.  CTS refers to the forward-looking measures of book-to-bill ratio and total booked business in this document. Book-to-bill ratio is the ratio of customer orders received to revenues recorded for the same period. Although the book-to-bill ratio reflects firm customer orders, changes such as terminations, amendments, or contract cancellations may occur which could result in a reduction to the customer orders. Total booked business reflects expected revenue from the remaining life of long-term agreements with transportation customers. Total booked business is adjusted periodically for changes in expected revenue based on market information, fluctuations in foreign currency exchange rates, information from our customers, and any other factors that may impact the expected revenue from these agreements.  Book-to-bill ratio and total booked business are not defined by U.S. GAAP and our methodology for calculating these measures may not be consistent with or comparable to other similarly titled measures of other companies.

  Solid growth from diversified end markets2 Revenue up 14% year-over-year 53% of total revenue Transportation end market remains challenging Revenue down (12)% year-over-year Lower commercial vehicle sales China softness Book-to-bill ratio3 1.17, added 4 new customers Generated $16M in operating cash flow Notes: All comparisons vs. same period in prior year unless otherwise noted. 1 Adj. Gross Margin and Adj. Earnings per Share are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 2 Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets. 3 Refer to slide 2 for information on book-to-bill ratio. Q1 2025 – Driving Operational Execution  $126M Revenue 0% First Quarter 37% Adj. Gross Margin1 +77 bps $0.44 Adj. Diluted EPS1 (7)%

Medical 4 Aerospace & Defense ($ Millions) Revenue Q1 Sales up 13% year-over-year Book-to-bill ratio 1.3, compared to 1.0 in the first quarter of 2024 Wins for programs with application in kidney stone treatment and for intelligent imaging Added a new customer for an AI driven ultrasound application Q1 Sales up 39% year-over-year Book-to-bill ratio 1.5, bookings up 32% year-over-year Received multiple orders for sonar, non-destructive testing, temperature sensing, and RF anti-jamming applications ($ Millions) Revenue End Markets Update

End Markets Update Industrial 1 Refer to slide 2 for information on total booked business. 5 Transportation Q1 sales up 4% year over year Book-to-bill ratio 1.2, compared to 1.0 in the first quarter of 2024 Added two new customers, a flowmeter application and one for temperature sensing Q1 sales down 12% year over year – China softness, commercial vehicle competition $1b total booked business1 at end of Q1 2025 New vehicle footwell integration win with a North American OEM in April ($ Millions) Revenue ($ Millions) Revenue

$2.35 2 $2.20 Notes:  1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 2 Guidance includes the expected impact from the SyQwest acquisition. FY 2025 Guidance Revenue ($ Millions) Adjusted Diluted EPS 1 $520 $550 2 Monitoring the near-term economic impact of tariffs and the geopolitical environment, focusing on agility in adapting to cost and price adjustments. Continuation of current market conditions Continued progress on growth in diversified end markets Tax rate expected to be in the range of 19-21% excluding discrete items Key Outlook Assumptions

1st Quarter and 2025 Financial Results

Notes: All comparisons vs. same period in prior year unless otherwise noted. 1 Adj. Diluted EPS, Adj. Gross Margin and Adj. EBITDA Margin are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Diversified end market revenues up 14% vs. Q1 2024 SyQwest added $3m in revenue Transportation revenues down 12% year-over-year – lower commercial vehicle sales and China softness Adjusted Gross Margin up 77 bps vs. Q1 2024 Minimal tariff impact in Q1 $1.1m favorable currency impact Adjusted EBITDA up 23 bps vs. Q1 2024 Net Income $11.1 $11.6 $13.4 Diluted EPS $0.36 $0.38 $0.44 Adj. Diluted EPS1 $0.47 $0.50 $0.44 Adj. Gross Margin1 36.2% 37.6% 37.0% Adj. EBITDA Margin1 20.3% 23.1% 20.5% Revenue Q1 2025 Financial Summary Results ($ Millions, except percentages and per share amounts) Highlights

Cash and Debt1 $8M Cash Returned to Shareholders in Q1 20253 $11M Q1 2025 Free Cash Flow2 Strong Balance Sheet Solid Foundation for Strategic M&A $4M Q1 2025 Capital Expenditures Borrowed Total Facility Operating Cash Flow Strong Cash Flow Generation ($ Millions) ($ Millions) Notes:  1 Cash and Debt balance as of March 31, 2025, and reflect the impact of the SyQwest acquisition 2 Free Cash Flow is a non-GAAP financial measure. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 3 Cash Returned to Shareholders consists of share repurchases & dividends.

Q & A

Appendix

Non-GAAP Financial Measures From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items. CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related costs; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.  Restructuring charges – costs primarily relating to workforce reductions, building and equipment relocations, asset impairment charges and other facility closure activities in connection with our continued optimization of our organization. Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under U.S. GAAP. These include duplicative expenses arising from plant consolidation transition activities such as excess rent, utilities, personnel-related and other costs incurred prior to the start of production at a new location.  Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.  Acquisition-related costs – diligence and transaction costs related to acquisitions including related contingent earnout adjustments. Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions. Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency. Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities. Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.). At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum. CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information. The Company updated certain previously furnished 2024 amounts due to immaterial errors identified. Refer to Note 1, "Basis of Presentation" in the Quarterly Report on Form 10-Q as of March 31, 2025 for more information.

Regulation G Schedules ($ Millions, except percentages) Adjusted Gross Margin Three Months Ended March 31, Three Months Ended December 31, Twelve Months Ended December 31, 2025 2024 2024 2024 2023 2022 2012 Gross margin $ 46.5 $ 45.1 $ 46.9 $ 187.6 $ 190.9 $ 210.5 $ 91.5 Net sales   $ 125.8   $ 125.7   $ 126.5 $ 514.8   $ 550.4   $ 586.9   $ 304.5 Gross margin as a % of net sales 37.0% 35.9% 37.1% 36.4% 34.7% 35.9% 30.1% Adjustments to reported gross margin: Restructuring-related charges (b) — 0.5 — 0.7 0.6 — — Inventory fair value step-up (b) — — 0.7 2.1 — 4.0 — Adjusted gross margin   $ 46.5   $ 45.6   $ 47.6 $ 190.4   $ 191.4   $ 214.5   $ 91.5   Adjusted gross margin as a % of net sales   37.0%   36.2%   37.6% 37.0%   34.8%   36.5%   30.1%

Regulation G Schedules ($ Millions, except percentages) Adjusted Operating Earnings Three Months Ended March 31, Twelve Months Ended December 31, 2025 2024 2024 2023 2022 Operating earnings $ 16.3 $ 14.5 $ 71.2 $ 75.1 $ 93.0 Net sales $ 125.8 $ 125.7 $ 514.8 $ 550.4 $ 586.9 Operating earnings as a % of net sales 12.9% 11.6% 13.8% 13.6% 15.8% Adjustments to reported operating earnings: Restructuring charges (c) 0.5 1.7 4.7 7.1 1.9 Restructuring-related charges (b) — 0.5 0.7 0.6 — Environmental charges (a) 0.2 0.2 1.6 3.5 2.8 Acquisition-related costs (a) (0.2) (0.3) (0.3) 0.4 0.8 Inventory fair value step-up (b) — — 2.1 — 4.0 Total adjustments to reported operating earnings $ 0.5 $ 2.2 $ 8.8 $ 11.5 $ 9.5 Adjusted operating earnings $ 16.8 $ 16.7 $ 80.0 $ 86.6 $ 102.5 Adjusted operating earnings as a % of net sales 13.4% 13.3% 15.5% 15.7% 17.5%

Regulation G Schedules ($ Millions, except percentages) Adjusted EBITDA Margin Three Months Ended March 31, Three Months Ended December 31, LTM Twelve Months Ended December 31, 2025 2024 2024 Q2-24 to Q1 -25 2024 2023 2022 Net earnings $ 13.4 $ 11.1 $ 11.6 $ 57.8 $ 55.5 $ 60.5 $ 59.6 Net sales $ 125.8 $ 125.7 $ 126.5 $ 514.8 $ 514.8 $ 550.4 $ 586.9 Net earnings margin 10.6% 8.8% 9.1% 11.2% 10.8% 11.0% 10.2% Depreciation and amortization expense 8.5 7.3 8.2 32.0 30.9 28.7 29.8 Interest expense 1.2 0.8 1.3 4.6 4.2 3.3 2.2 Tax expense 2.8 2.5   3.7 13.4   13.1 14.6 21.2 EBITDA 25.8 21.8 24.8 107.8 103.7 107.2 112.7 Adjustments to EBITDA: Restructuring charges (c) 0.5 1.7 1.0 3.5 4.7 7.1 1.9 Restructuring-related charges (b) — 0.5 — 0.2 0.7 0.6 — Environmental charges (a) 0.2 0.2 1.9 1.6 1.6 3.5 2.8 Acquisition-related costs (a) (0.2) (0.3) (1.0) (0.2) (0.3) 0.4 2.5 Inventory fair value step-up (b) — — 0.7 2.1 2.1 — 4.0 Non-cash pension and related expense (d) — — — 0.1 0.2 — 4.8 Foreign currency (gain) loss (d) (0.5) 1.5 1.9 0.7 2.7 2.0 4.9 Total adjustments to EBITDA 0.0 3.7 3.6 8.0 11.7 13.5 20.9 Adjusted EBITDA $ 25.8 $ 25.5 $ 29.3 $ 115.8 $ 115.4 $ 120.7 $ 133.6 Adjusted EBITDA Margin 20.5% 20.3% 23.1% 22.5% 22.4% 21.9% 22.8%

Regulation G Schedules

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

($ Millions, except percentages and per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,	
	2025	2025	2024	2024	2024	2024
		Per share		Per share		Per share
Net earnings (A)	$ 13.4	$ 0.44	$ 11.1	$ 0.36	$ 11.6	$ 0.38
Adjustments to reported net earnings:						
Restructuring charges (c)	0.5	0.02	1.7	0.05	1.0	0.03
Restructuring related charges (a)	—	—	0.5	0.02	—	—
Environmental charges (a)	0.2	0.01	0.2	0.01	1.9	0.06
Acquisition-related costs (a)	(0.2)	(0.01)	(0.3)	(0.01)	(1.0)	(0.03)
Non-cash pension and related expense (d)	—	—	—	—	0.7	0.02
Foreign currency (gain) loss (d)	(0.5)	(0.01)	1.5	0.05	2.0	0.06
Total pretax adjustments to reported net earnings	$ 0.0	$ 0.01	$ 3.7	$ 0.12	$ 4.5	$ 0.15
Income tax effect of above adjustments (f)	(0.2)	(0.01)	(0.6)	(0.02)	(0.8)	(0.03)
Total adjustments, tax affected (f) **(B)**	$ (0.2)	$ —	$ 3.1	$ 0.10	$ 3.7	$ 0.12
Tax adjustments:						
Other discrete tax items (e)	—	—	0.3	0.01	—	—
Total tax adjustments **(C)**	$ —	$ —	$ 0.3	$ 0.01	$ —	$ —
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$ 13.2	0.44	$ 14.6	0.47	$ 15.3	0.50
Net sales	$ 125.8		$ 125.7		$ 126.5	
Net earnings as a % of net sales	**10.6%**		**8.8%**		**9.1%**	
Adjusted net earnings as a % of net sales	**10.5%**		**11.6%**		**12.1%**	

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Regulation G Schedules

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

($ Millions, except percentages and per share amounts)

	LTM		Twelve Months Ended December 31,							
	Q2-24 to Q1 -25		2024	2024	2023	2023	2022	2022	2021	2021
		Per share		Per share		Per share		Per share		Per share
Net earnings (loss) (A)	$ 57.8	$ 1.89	$ 55.5	$ 1.80	$ 60.5	$ 1.92	$ 59.6	$ 1.85	$ (41.9)	$ (1.30)
Adjustments to reported net earnings (loss):										
Restructuring charges (c)	3.5	0.12	4.7	0.15	7.1	0.22	1.9	0.06	1.7	0.06
Restructuring related charges (a)	0.2	0.01	0.7	0.02	0.6	0.02	—	—	—	—
Environmental charges (a)	1.6	0.06	1.6	0.05	3.5	0.11	2.8	0.09	2.3	0.07
Acquisition-related costs (a)	(0.2)	(0.01)	(0.3)	(0.01)	0.4	0.01	2.5	0.08	—	—
Inventory fair value step-up (b)	1.4	0.05	2.1	0.07	—	—	4.0	0.12	—	—
Non-cash pension and related expense (d)	0.7	0.02	0.2	0.01	—	—	4.8	0.15	132.4	4.10
Foreign currency loss (d)	0.8	0.03	2.7	0.09	2.0	0.06	4.9	0.15	3.3	0.10
Total pretax adjustments to reported net earnings (loss)	$ 8.0	$ 0.27	$ 11.7	$ 0.38	$ 13.5	$ 0.42	$ 20.9	$ 0.65	$ 139.7	$ 4.33
Income tax effect of above adjustments (f)	(2.0)	(0.08)	(2.2)	(0.07)	(2.4)	(0.07)	(1.6)	(0.05)	(31.1)	(0.99)
Total adjustments, tax affected (f) **(B)**	$ 6.0	$ 0.19	$ 9.5	$ 0.31	$ 11.1	$ 0.35	$ 19.3	$ 0.60	$ 108.6	$ 3.34
Tax adjustments:										
Increase in valuation allowances (e)	—	—	—	—	—	—	—	—	0.9	0.03
Other discrete tax items (e)	—	—	0.3	0.01	(1.6)	(0.05)	0.2	0.01	(4.7)	(0.14)
Total tax adjustments **(C)**	$ —	$ —	$ 0.3	$ 0.01	$ (1.6)	$ (0.05)	$ 0.2	$ 0.01	$ (3.8)	$ (0.11)
Adjusted net earnings (A+B+C) and Adjusted Net Earnings Per Share	$ 63.8	2.09	$ 65.3	2.12	$ 70.0	2.22	$ 79.1	2.46	$ 63.0	1.93
Net sales	$ 514.8		$ 514.8		$ 550.4		$ 586.9		$ 512.9	
Net earnings (loss) as a % of net sales	**11.2%**		**10.8%**		**11.0%**		**10.2%**		**-8.2%**	
Adjusted net earnings as a % of net sales	**12.4%**		**12.7%**		**12.7%**		**13.5%**		**12.3%**	

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor's overall understanding of CTS' core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS' fundamental business operations (such as those items noted above in the paragraph titled "Non-GAAP Financial Measures") or were not part of CTS' business operations during a comparable period.

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Reflected in selling, general and administrative and other (expense) income, net. Reflected in cost of goods sold. Reflected in restructuring charges. Reflected in other (expense) income, net. Reflected in income tax expense (income). For 2020, the discrete tax items relate to items we deemed outside normal cash-generating operations including, $0.9 million tax expense related to the company decision to no longer reinvest the earnings of its Taiwan subsidiary, $0.9 million tax expense for the restructuring of the Mexico operations, $0.4 million tax benefits related to US restructurings, $0.4 million tax expense related to capital gains, and $0.5 million tax benefit for changes in uncertain tax benefits. For 2021, the discrete tax items relate to items we deemed outside normal cash-generating operations including, $5.4 million of a stranded tax benefit from the U.S. Pension termination offset by $0.7 million of tax expense from tax costs associated with a one-time internal cash movement, and $0.9 million related to the addition of a valuation allowance for a foreign subsidiary. For 2022, the discrete tax items relate to the net impact to tax expense of expired research and development credits, including the release of associated reserves. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary. We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs. Regulation G Schedules

Regulation G Schedules

Free Cash Flow

($ Millions, except percentages)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Net cash provided by operating activities	$ 15.5	$ 18.3	$ 98.2	$ 88.8	$ 121.2
Capital expenditures	(4.5)	(4.0)	(18.6)	(14.7)	(14.3)
Free cash flow	**$ 11.0**	**$ 14.3**	**$ 79.6**	**$ 74.1**	**$ 106.9**
Operating cash flow as a percentage of net earnings	116%	165%	177%	147%	203%
Operating cash flow as a percentage of adjusted EBITDA	60%	72%	85%	74%	91%
Free cash flow as a percentage of adjusted net earnings	83%	98%	122%	106%	135%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company's ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Controllable Working Capital

($ Millions, except percentages)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Net accounts receivable	$ 81.4	$ 80.7	$ 77.6	$ 78.6	$ 90.9
Net inventory	$ 53.9	$ 57.8	$ 52.3	$ 60.0	$ 62.3
Accounts payable	$ (43.2)	$ (45.6)	$ (42.6)	$ (43.5)	$ (53.2)
Controllable working capital	$ 92.1	$ 92.8	$ 87.3	$ 95.1	$ 100.0
Quarter sales	$ 125.8	$ 125.7	$ 126.4	$ 124.7	$ 142.3
Multiplied by 4	4	4	4	4	4
Annualized sales	$ 503.1	$ 503.0	$ 505.6	$ 498.8	$ 569.1
Controllable working capital as a % of annualized sales	**18.3%**	**18.5%**	**17.3%**	**19.1%**	**17.6%**

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

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